December 31, 2003

Affordable Residential Communities, LP
Mr. Scott Jackson
Chairman of the Board and Chief Executive Officer
600 Grant Street - Suite 900
Denver, CO 80203

Dear Mr. Jackson:

         Citigroup Global Markets Realty Corp. ("CGMRC") and Merrill Lynch
Mortgage Lending Inc. ("MLML" and, together with CGMRC, "Lenders"), are pleased to issue to Affordable Residential Communities, LP ("ARC") this commitment (the
"Commitment") to make available a series of fixed rate mortgage loans (together, the "Fixed Rate Loan") and floating rate mortgage loans (together, the "Floating
Rate Loan") based upon the Fixed Rate Loan and the Floating Rate Loan Summary of
Terms, copies of which are attached hereto (together, the "Term Sheet";
capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Term Sheet). This Commitment is subject to the closing conditions described in each Term Sheet attached.

         We look forward to working closely with you and are continuing to move forward with due diligence. This Commitment supercedes our commitment letter dated as of December 9, 2003. The $1,500,000 Loan Expense Deposit referenced in that commitment letter shall constitute the Loan Expense Deposit referred to in each Term Sheet attached. We are re-issuing this Commitment at the request of
ARC.

Very truly yours,

CITIGROUP GLOBAL MARKETS REALTY CORP.

By:    /s/ David Vadon
       -------------------------------
Name:  David Vadon
       -------------------------------
Title: Authorized Agent
       -------------------------------

MERRILL LYNCH MORTGAGE LENDING, INC.

By:    /s/ Fred Haranger
       -------------------------------
Name:  Fred Haranger
       -------------------------------
Title: Authorized Signatory
       -------------------------------

ACCEPTED:

AFFORDABLE RESIDENTIAL COMMUNITIES, LP

By:    /s/ John Sprengle
       -------------------------------
Name:  John Sprengle
       -------------------------------
Title: Vice Chairman & CFO
       -------------------------------

                    ARC FLOATING RATE LOANS SUMMARY OF TERMS

LOANS:                           Affordable Residential Communities, LP ("ARC") will enter into two separate first mortgage loans (each, a "LOAN" and together, the "LOANS"), one made by Merrill Lynch Mortgage Lending Inc. or an affiliate ("MERRILL
                                 LYNCH"), its successors, transferees and assigns and the other made by
                                 Citigroup Global Markets Realty Corp. or an affiliate ("CITIGROUP"), its successors, transferees and assigns (together with Merrill Lynch, the
                                 "MORTGAGE LENDERS," or the "LENDERS"), with each Lender funding its respective Loan.

LOAN AMOUNT:                     $182,714,000 million in the aggregate (the Merrill Lynch Loan being equal to approximately $91,826,641 and the Citigroup Loan being equal to approximately $90,887,359). The Loans will not be cross-defaulted or cross-collateralized and all provisions of this Summary of Terms will apply to each Loan individually without any application to the other Loan. Each
                                 Lender reserves the right to decrease the respective Loan Amount prior to closing to the extent necessary to meet: (i) the Maximum Loan-to-Value
                                 Ratio, (ii) the Minimum Debt Service Coverage Ratio, and (iii) satisfaction of the closing conditions described below.

                                 In addition, each Lender shall have the right at its option at any time within one year after the closing to re-underwrite each or any of the Loans made by it based, in the case of each Loan re-underwritten, on Lender's determination of then-current Underwritten Net Cash Flow (as hereinafter defined) for the Property securing such Loan (without giving effect or credit to any cross-collateralization with any other Loan or any Property securing any other Loan), and if such Underwritten Net Cash Flow is not sufficient to satisfy the debt service coverage ratio for such Loan as determined by Lender at the time of closing (the "Closing DSCR"), such
                                 Lender may require that ARC either (a) provide additional or substitute unencumbered mobile home park real estate collateral acceptable to Lender for such Loan, so as to increase Underwritten Net Cash Flow in an amount sufficient to cause the Loan and related Property to satisfy the Closing
                                 DSCR, or (b) prepay the Loan in an amount which results in a debt service reduction sufficient to cause the Closing DSCR to be satisfied. On Lender's request post-closing ARC will provide on a monthly basis trailing twelve month operating statements and other reporting to assist Lender in any re-underwriting. Each Lender's right to re-underwrite any Loan shall terminate upon the earlier to occur of (i) the date on which such Loan is securitized or otherwise sold in any secondary market, or (ii) the date which is one year following the closing.

PROPERTY:                        A pool of mobile home parks as represented in a schedule to be attached
                                 (the "PROPERTIES"), which based on Lenders' analysis are sufficient to support each Loan. The Lenders will separate the Properties into two equivalently sized by value sub-pools, which secure the respective Loan to which they relate.

BORROWER:                        For each Loan, one or more newly created, special purpose bankruptcy remote entities that are subsidiaries of a publicly held real estate investment trust and that own no assets other than the respective Property. At the closing of each respective Loan, the applicable Borrower(s) will have (i)
                                 no debt other than the respective Loan and (ii) no liabilities other than ordinary trade payables incurred in the normal operations of the applicable
                                 Property.

                                 A substantive non-consolidation legal opinion and independent director/manager will be required with respect to each Loan.

SECURITY:                        For each Loan, all customary items of security for a first mortgage loan of this size and type, including, but not limited to (i) a perfected first-priority mortgage lien on the Properties, (ii) an assignment of leases and rents and an assignment of contracts, licenses and permits,
                                 (iii) a perfected first priority security interest in any reserve accounts and any interest rate cap, and (iv) a pledge by the principals of the
                                 Borrower of the entire ownership interests in the Borrower.

INTEREST RATE:                   One month LIBOR plus 3.00% (i.e. no LIBOR floor) (actual/360 reset monthly).

AMORTIZATION:                    None.

TERM:                            Two years.

EXTENSION OPTIONS:               Three options for twelve months each, subject to the following conditions:

                                 (i) for the second extension, the payment of an extension fee equal to
                                 0.25% of the outstanding principal amount of the respective Loan and for the third extension, the payment of an extension fee equal to 0.375% of the outstanding principal amount of the respective Loan (i.e. for each
                                 Loan, no extension fee will be due and payable in connection with the first Extension Option);

                                 (ii) no event of default under the respective Loan;

                                 (iii) renewal or extension of or delivery of a new interest rate cap; and

                                 (iv) satisfaction of the Minimum Debt Service Coverage Ratio.

RELEASES:                        At closing, an allocated Loan amount (the "Allocated Loan Amount") will be assigned by Lender to each Property.

                                 In connection with either any sale of a Property to a bona fide independent third party or a refinancing of a Property, the minimum Release Price will equal the sum of (i) 125% of the initial ALA and (ii) that amount required to pay down the Loan such that the post-release Debt Service Coverage Ratio is no less than the greater of (a) 1.20x and (b) the Debt Service Coverage
                                 Ratio immediately prior to the release.

PREPAYMENT PROTECTION:           For each Loan:

                                 Months 1-12:              LIBOR-based yield maintenance (i.e. the product
                                                           of (i) 0.25% (1/12th of the spread margin), (ii)
                                                           the number of payment dates remaining to maturity
                                                           and (iii) the amount of the Loan being prepaid).

                                 Months 13-24:             open with 1.00% prepayment fee

                                       2

                                 Month 25 and thereafter: open with no prepayment penalty.

MAXIMUM LOAN-TO-VALUE RATIO:     For purposes of each Loan closing: 80% (based upon Appraised Value).

                                 Appraised Value will equal the sum of the values for each Property comprising the sub-pool securing the respective Loan as determined by new Property appraisals acceptable to the respective Lender.

DEBT SERVICE COVERAGE RATIO:     Defined as the quotient of (i) the Underwritten Net Cash Flow and (ii) the
                                 Loan Debt Service.

MINIMUM DEBT SERVICE COVERAGE
RATIO:                           For purposes of each Loan closing: 1.16x.

                                 For purposes of each Extension Option: 1.25x.

MINIMUM DEBT SERVICE COVERAGE
RATIO ASSUMPTIONS:

     LOAN DEBT SERVICE:          Defined as the product of the Market Constant and the outstanding
                                 Loan balance.

     MARKET CONSTANT:            For purposes of each Loan, the Market Constant shall equal the greatest of
                                 (x) 7.50%, (y) the current annual interest rate on the Loan adjusted to reflect 30 year amortization and (z) 10 year U.S. Treasury plus 2.00%
                                 adjusted to reflect 30 year amortization.

     UNDERWRITTEN NET CASH
     FLOW:                       For each Property, defined as the most recently available: (i) trailing three month base rent, annualized, plus (ii) trailing twelve month utility income and other income, less (iii) trailing twelve month expenses, each as determined by the Lenders, after the Lenders make adjustments for

                                 (i)    management fees equal to 5.00% of total revenues,

                                 (ii)   a minimum 5.00% vacancy adjustment

                                 (iii)  an annual minimum capital expenditure reserve equal to $50/pad,

                                 (iv)   exclusion of rental income and expenses from manufactured homes owned by Borrower/Operator,

                                 (v)    exclusion of any other revenue items deemed nonrecurring by the
                                 Lenders, and

                                 (vi)   inclusion of increases in future operating costs as determined by the Lender, in its sole discretion, so that, assuming current occupancy, the annualized underwritten operating expenses fully reflect the operating costs expected to be incurred over the next twelve month period.

                                 For each respective Loan, defined as the aggregate of the Underwritten Net
                                 Cash Flows of the Properties comprising the collateral pool for said respective Loan.

LOCKBOX/CASH MANAGEMENT:         For each Loan, a Lockbox Account pledged to and under the control of the

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                                 Lenders shall be maintained at bank(s) acceptable to the Lenders. The
                                 Borrower under each Loan or the manager on its behalf will be required to deposit in the respective Lockbox Account by not later than the business day following collection and receipt all rents, receivables and other revenue generated in connection with the Properties. Notwithstanding the preceding sentence, if an event of default under a Loan has occurred and is continuing, the respective Lender may require a hard lockbox (i.e. all rents, receivables and other revenue referred to above would be deposited directly into the respective Lockbox Account).

                                 The funds collected in the Lockbox Account will be distributed as follows on each monthly payment date:

                                 (i)    scheduled principal and interest payments under the respective
                                        Loan,

                                 (ii)   funding of reserves under the respective Loan, and

                                 (iii)  the remainder to the Borrower unless an event of default has occurred and is continuing, in which case, the respective Lender in its sole discretion will allocate the remainder to the Operating Expense
                                        Account, the Working Capital Account and the Debt Service Reserve
                                        Account.

                                       4

RESERVES

     TAXES AND INSURANCE         For each Loan, the Borrower will be required to reserve, on a monthly basis,
     RESERVE:                    an amount equal to one-twelfth of (i) all annual tax bills and (ii) the annual insurance premium(s) for the respective Properties. The reserve must be funded up-front in an amount necessary to meet the first tax and insurance bill with credit for any existing monthly escrow payments to be made prior to the applicable due date(s) of the tax and/or insurance payments and shall be held in a non-interest-bearing account.

     DEFERRED MAINTENANCE        For each Loan, the Borrower will be required to reserve at closing 125% of
     RESERVE:                    the cost to correct deferred maintenance items as identified in the property condition report.

     REPLACEMENT RESERVE:        For each Loan, the Borrower will be required to reserve, on a monthly basis, an amount equal to the greater of (i) 1/12th of $50 per pad and (ii) the amount of replacement reserves necessary to maintain the property as identified in the property condition report.

     OPERATING EXPENSE           An Operating Expense Account shall be established to collect funds to pay
     ACCOUNT:                    operating expenses to the extent deemed necessary by the respective Lender, if an event of default has occurred and is continuing.

     WORKING CAPITAL             For each Loan, the Borrower and Lender will mutually agree on a Working Capital
     ACCOUNT:                    Account budget, which will set forth both an initial and on-going amount. The
                                 Working Capital Account may be funded if an event of default has occurred and is continuing.

     DEBT SERVICE RESERVE        A Debt Service Reserve Account will be established to collect excess cash if an
     ACCOUNT:                    event of default has occurred and is continuing.

LOAN EXPENSE DEPOSIT:            ARC shall be responsible to pay or reimburse Lenders for all out-of pocket expenses and fees (including, without limitation, attorney fees, third-party vendor fees, due diligence expenses, etc.) (the "LOAN EXPENSES") incurred by
                                 Lenders in connection with the Loans. Receipt is acknowledged of ARC's payment to Lender of $550,000 in the aggregate (the "LOAN EXPENSE DEPOSIT") which Lenders shall use to pay the Loan Expenses. ARC shall receive a refund of the amount, if any, by which the Loan Expense Deposit exceeds the Loan Expenses and ARC shall be responsible for payment of the amount, if any, by which the Loan Expenses exceed the Loan Expense Deposit, whether or not the Loans close.

                                 If the Lenders, in their sole discretion, believe the Loan expenses, at any time, will exceed the Loan Expense Deposit, the Borrower shall be responsible to deposit additional funds into the Loan Expense Deposit account in an amount to be determined by the Lenders.

ORIGINATION FEE:                 For each Loan, 1.00% of the funded Loan Amount payable upon funding the Loan.

EXIT FEE:                        For each Loan, 0.50% of the respective Loan Amount payable upon any repayment of the principal amount of such Loan. For each Loan the Exit Fee will be subject to reduction by an amount equal to 0.50% of the principal amount of any first mortgage loans provided by the respective

                                       5

                                 Lender to refinance the Loan.

INTEREST RATE PROTECTION:        During the entire term of each Loan (including any extension period), the respective Borrower will be required to enter into an interest rate cap agreement for each Loan acceptable to the respective Lender. Such interest rate cap agreement will (i) have a notional amount equal to the outstanding principal amount of such Loan, (ii) have a LIBOR strike rate equal to 5.00%, (iii) be with a counterparty rated not lower than "AA-" (or the equivalent) and (iv) otherwise be on terms approved by the Lenders.

                                 For each Loan, the Borrower will be required to provide to the respective Lender's affiliate the right to match the terms of any interest rate cap agreement such
                                 Borrower proposes to purchase.

REFINANCING/RIGHT TO MATCH:      Each Lender shall have a right to match with respect to any refinancing of the
                                 Loan for which they are lender of record, in whole or in part. Borrower shall provide Lender with a copy of the refinancing term sheet and the Lender, within five business days, will be required to notify the Borrower of its intent to match the terms. If, however, the Lender chooses not to match the terms, and the terms at closing are economically less favorable to the Borrower than the term sheet presented to the Lender, then the Lender shall have the right to match the modified Loan terms.

ASSIGNMENT; PARTICIPATION AND    Each Lender may at any time sell, transfer or assign its Loan or grant
COOPERATION:                     participations in its Loan. Borrower agrees to cooperate with any sale, transfer assignment, hypothecation, etc. of the Loan by a Lender.

ASSUMABILITY; SECONDARY          Not permitted.
FINANCING:

RECOURSE:                        For each Loan, the respective Lender's recourse in the event of a default will be limited to the items referenced under "Security" and to the respective Borrower's interest therein; provided, however, for each Loan, the respective Borrower and
                                 Guarantor shall be personally liable for all standard carveouts, including without limitation, damages arising from the following acts being committed by Borrower,
                                 ARC, Guarantor, or any of their respective officers, agents, directors, employees, or affiliates:

                                 (i)    any fraud or willful misrepresentations,

                                 (ii)   misapplication or misappropriation of insurance proceeds, condemnation proceeds, tenant security deposits, rents, any other cash flow from the respective Properties and any other funds due the respective Lender under the
                                 Loan documents.

                                 (iii)  damage to the respective Properties resulting from gross negligence or intentional acts, or

                                 (iv)   if sufficient cash flow exists, failure to pay taxes or other liens related to the respective Properties.

                                 In addition, the respective Loan will become fully recourse to the respective
                                 Borrower and Guarantor if:

                                       6

                                 (a) the respective Borrower or any related entity interferes with the respective
                                 Lender's enforcement of any of the respective Loan documents following maturity of the Loan or acceleration of the Borrower's payment obligations on account of a failure to make a timely payment of principal or interest ("MONETARY DEFAULT"),

     `                           (b) any Property becomes an asset in a voluntary bankruptcy or insolvency proceeding, or the respective Borrower or Guarantor violates any of the prohibitions against voluntary or involuntary bankruptcy filings contained in the
                                 Loan documents,

                                 (c) all or any part of the respective Properties (including the removal of any equipment) or ownership interest in all or any part of the respective Properties or the respective Borrower is transferred in violation of the respective Loan documents,

                                 (d) Borrower violates the single-purpose bankruptcy remote status of the Borrower,

                                 (e) there is any environmental contamination of any of the Properties or any non-compliance with environmental laws or any provisions of the transaction documents relating to environmental matters, or

                                 (f) Borrower or ARC make an assignment for the benefit of creditors, or admit, in writing or in any legal proceeding, their insolvency or inability to pay their debts as they become due.

GUARANTOR FOR RECOURSE           Affordable Residential Communities Inc. (i.e. a publicly traded real estate
CARVEOUTS:                       investment trust) and its operating partnership on a joint and several basis
                                 ("GUARANTOR").

BROKER'S FEES:                   No person will be entitled to a brokerage fee in connection with this Summary of
                                 Terms, the commitment issued by Lenders or the Loans. ARC will pay any and all brokerage commissions owed to any broker in the transaction. It is understood and agreed that any broker is the agent for ARC and that no statement, acts or representations on the part of it or its agents shall be considered binding upon
                                 Lenders.

CLOSING CONDITIONS:              Lenders' consideration of the issuance of any commitment and, upon issuance of any commitment, the obligation of Lenders to fund the Loans thereunder is subject, among other things, to the satisfactory completion of Lenders' customary due diligence review with respect to mortgage-related financings (including, but not limited to, satisfactory site inspections, verification of in-place property net operating income, title review, review of environmental and engineering reports and general corporate due diligence) and each Lender's approval of the following conditions:

                                 (i)    satisfaction of Maximum Loan-to-Value Ratio, and Minimum Debt Service
                                 Coverage Ratio (it being understood that in the event the Properties do not satisfy the Maximum Loan-to-Value Ratio or the Minimum Debt Service Coverage Ratio,
                                 the Loan Amount may be adjusted to the amounts which satisfy such ratios),

                                       7

                                 (ii)   loan and security documentation, organizational documents and legal opinions acceptable to Lenders,

                                 (iii)  delivery of FIRREA appraisals acceptable to Lenders prepared by an MAI appraiser acceptable to Lenders,

                                 (iv)   financial statements with respect to the Property acceptable to Lenders,

                                 (v)    delivery of a Phase I (and, if necessary, Phase II) environmental report, engineering report and asbestos survey, in each case, acceptable to Lenders,

                                 (vi)   delivery of surveys and Lenders' title insurance policies and evidence of
                                 Property insurance acceptable to Lenders,

                                 (vii)  background check of the Borrower's principals (including credit reports),

                                 (viii) evidence of zoning compliance,

                                 (ix)   review and reasonable approval of Management Agreement and delivery of manager's subordination agreement,

                                 (x)    payment of all fees and expense reimbursement required to be paid at closing,

                                 (xi)   review and reasonable approval of capital improvement plan and operating budget, and

                                 (xii)  there not having occurred (1) any material adverse change in the Property's physical condition or in the financial condition of the Property, (2) any material adverse change to the business, condition (financial or otherwise), operations, performance, properties, prospects or legal or regulatory environment of ARC or
                                 ARC and its subsidiaries, taken as a whole or (3) any circumstance, change or condition (including the continuation of any existing condition) in loan syndication, financial, banking, commercial mortgage backed securities or capital markets that in Lenders' sole judgment makes it inadvisable or impracticable to proceed with any portion of the financing.

PERMITTED DISCLOSURE:            ARC and the Borrower (and each employee, representative, or other agent of the
                                 Applicant and the Borrower) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to the Lenders relating to such U.S. tax treatment and U.S. tax structure.

                                       8

                     ARC FIXED RATE LOANS SUMMARY OF TERMS

LOANS:                           Affordable Residential Communities, L.P. ("ARC") will enter into ten or more separate first mortgage loans (each, a "LOAN" and together, the "LOANS"), one group made by Merrill Lynch Mortgage Lending Inc. or an affiliate ("MERRILL
                                 LYNCH"), its successors, transferees and assigns and the other group made by
                                 Citigroup Global Markets Realty Corp. or an affiliate ("CITIGROUP"), its successors, transferees and assigns (together with Merrill Lynch, the
                                 "MORTGAGE LENDERS," or the "LENDERS"), with each Lender funding its respective
                                 Loans.

LOAN AMOUNT:                     $317,286,000 in the aggregate (the Citigroup Loans being equal to approximately
                                 $109,310,000 in ten year Loans and $50,328,000 in five year Loans, and the
                                 Merrill Lynch Loans being equal to approximately $106,448,000 in ten year Loans and $51,200,000 in five year Loans). The Loans held by each Lender shall be cross-defaulted and cross-collateralized with the other Loans held by that Lender
                                 (but not with those held by the other Lender). At any time, each Lender shall have the unilateral right to release the cross-default or the cross-collaterization between one or more of its respective Loans. All provisions of this Summary of
                                 Terms will apply to each Loan individually without any application to any other
                                 Loan. Each Lender reserves the right to decrease the respective Loan Amount prior to closing to the extent necessary to meet: (i) the Maximum Loan-to-Value Ratio,
                                 (ii) the Minimum Debt Service Coverage Ratio, (iii) the Minimum Debt Yield, and
                                 (iv) satisfaction of the closing conditions described below.

                                 In addition, each Lender shall have the right at its option at any time within one year after the closing to re-underwrite each or any of the Loans made by it based, in the case of each Loan re-underwritten, on Lender's determination of then-current Underwritten Net Cash Flow (as hereinafter defined) for the Property securing such Loan (without giving effect or credit to any cross-collateralization with any other Loan or any Property securing any other Loan), and if such
                                 Underwritten Net Cash Flow is not sufficient to satisfy the debt service coverage ratio for such Loan as determined by Lender at the time of closing (the "Closing
                                 DSCR"), such Lender may require that ARC either (a) provide additional or substitute unencumbered mobile home park real estate collateral acceptable to
                                 Lender for such Loan, so as to increase Underwritten Net Cash Flow in an amount sufficient to cause the Loan and related Property to satisfy the Closing DSCR, or
                                 (b) prepay the Loan in an amount which results in a debt service reduction sufficient to cause the Closing DSCR to be satisfied, which prepayment shall be accompanied by payment to Lender of prepayment consideration equal to Lender's hedge breakage charges with respect to the principal amount prepaid, as calculated by Lender. On Lender's request post-closing ARC will provide on a monthly basis trailing twelve month operating statements and other reporting to assist Lender in any re-underwriting. Each Lender's right to re-underwrite any Loan shall terminate upon the earlier to occur of (i) the date on which such Loan is securitized or otherwise sold in any secondary market, or (ii) the date which is one year following the closing.

PROPERTY:                        A pool of mobile home parks as represented in a schedule of properties to be attached (the "PROPERTIES"), which based on the Lenders' analysis are sufficient to support the Loans. The Lenders will separate the Properties into approximately ten (perhaps more) equivalently sized by value sub-pools, which secure the respective Loan to which they relate and which will be cross-defaulted and cross-collateralized with the other Loans held by each Lender, subject to each
                                 Lender's option, exercisable prior to or after closing of the Loans held by it, to terminate such cross-default and cross-collateralization with respect to one or more Loans.

BORROWER:                        For each Loan, one or more newly created, special purpose bankruptcy remote entities that are subsidiaries of a publicly-held REIT and own no assets other than the respective Property. At the closing of each respective Loan, the applicable
                                 Borrower(s) will have (i) no debt other than the respective Loan and (ii) no liabilities other than ordinary trade payables incurred in the normal operations of the applicable Property, subject to limits on the amount of such trade payables.

                                 A substantive non-consolidation legal opinion and independent director/manager will be required with respect to each Loan.

SECURITY:                        For each Loan, all customary items of security for a first mortgage loan of this size and type, including, but not limited to (i) a perfected first-priority mortgage lien on the Properties, (ii) an assignment of leases and rents and an assignment of contracts, licenses and permits, and (iii) a perfected first priority security interest in any reserve accounts.

INTEREST RATE:                   A) TEN-YEAR LOANS: The interest rate will be the sum of (i) 150 basis points and
                                 (ii) the greater of (y) 3.90% and (z) the bid yield to maturity on the "on the run"
                                 10-year Treasury Note as determined by Lender on the Rate Lock Date (as defined below).
                                 If as of the Rate Lock Date the 10-year offered swap spread (the "OFFERED SWAP SPREAD")
                                 is greater than 45 basis points (the "THRESHOLD SWAP SPREAD"), the Spread and the interest rate will be increased by the number of basis points by which the Offered
                                 Swap Spread exceeds the Threshold Swap Spread. Interest will be payable monthly in arrears and will be calculated on an actual/360 basis.

                                 B) FIVE-YEAR LOANS: The interest rate will be the sum of (i) 205 basis points and
                                 (ii) the greater of (y) 2.80% and (z) the bid yield to maturity on the "on the run"
                                 5-year Treasury Note as determined by Lender on the Rate Lock Date (as defined below).
                                 If as of the Rate Lock Date the 5-year offered swap spread (the "OFFERED SWAP SPREAD")
                                 is greater than 43 basis points (the "THRESHOLD SWAP SPREAD"), the Spread and the interest rate will be increased by the number of basis points by which the Offered
                                 Swap Spread exceeds the Threshold Swap Spread. Interest will be payable monthly in arrears and will be calculated on an actual/360 basis.

                                 Interest will be payable monthly in arrears, except that interest with respect to the period commencing on the closing date through and including the last day of the month in which the closing occurs will be paid from the proceeds of the Loan advanced at Closing. Interest will be calculated on an actual/360 basis.

                                       2

RATE LOCK:                       The interest rate will be fixed by Lender (the "Rate Lock") within three (3)
                                 business days prior to the funding of the Loan (the date the rate is so fixed is herein called the "Rate Lock Rate"). An early Rate Lock is available up to 90 days prior to the Loan upon satisfaction of Lender's additional requirements, including execution of a forward rate lock agreement acceptable to Lender and Borrower's payment of a rate lock deposit by wire transfer of funds equal to 2% of the proposed Loan amount at the time of the early Rate Lock, subject to increase in the event of margin calls. All costs incurred by Lender in hedging will be covered by the Borrower in the form of an increased interest rate on the Loan.
                                 Notwithstanding any Rate Lock, Borrower will be obligated to satisfy Lender's closing requirements.

AMORTIZATION:                    For each Loan, 30 years level payment, providing for a fixed monthly payment of principal and interest due and payable on the first day of the second calendar month following the month in which the Closing occurs, and on the first day of each calendar month thereafter during the term of the Loan.

TERM:                            Either ten years, for six or more Loans with an aggregate principal balance of
                                 $215,758,000, or five years, for four or more Loans with an aggregate principal balance of $101,528,000.

PREPAYMENT/DEFEASANCE:           For each Loan, no prepayment will be allowed prior to two months before the maturity date of the Loan, at which time and thereafter, the entire principal balance may be repaid at par. However, the Borrower may prepay the Loan subject to defeasance as set forth in the Loan Documents beginning on the earlier of (i) the second (2nd) anniversary from the date the Note is securitized or (ii) the fourth
                                 (4th) anniversary of the date of the Note (the "Lockout Expiration Date").

MAXIMUM LOAN-TO-VALUE RATIO:     For purposes of each Loan closing: 80% (based upon Appraised Value).

                                 Appraised Value will equal the sum of the values for each Property comprising the sub-pool securing the respective Loan as determined by new Property appraisals acceptable to the respective Lender.

DEBT SERVICE COVERAGE RATIO      Defined as the quotient of (i) the Underwritten Net Cash Flow and (ii) the Loan
("DSCR"):                        Debt Service.

MINIMUM DEBT YIELD:              Defined as the quotient of (i) the Underwritten Net Cash Flow and (ii) the Loan
                                 Amount.

MINIMUM DEBT YIELD:              For purposes of each Loan closing: 9.375%

MINIMUM DEBT SERVICE COVERAGE    For purposes of each Loan closing: 1.20x
RATIO:

MINIMUM DEBT SERVICE COVERAGE
RATIO / DEBT YIELD ASSUMPTIONS:

     LOAN DEBT SERVICE:          Defined as the product of the Market Constant and the outstanding Loan balance.

     MARKET CONSTANT:            For purposes of each Loan, the Market Constant shall equal the greater of (x)
                                 7.50% and (v) twelve times the fixed monthly payment of principal and

                                        3

                                 (x) 7.50% and (y) twelve times the fixed monthly payment of principal and interest on each Loan.

UNDERWRITTEN NET CASH            For each Property, defined as the most recently available; (i) trailing three
FLOW:                            month base rent, annualized, plus (ii) trailing twelve month utility income and other income, less (iii) trailing twelve month expenses, each as determined by the
                                 Lenders, after the Lenders make adjustments for

                                 (i)    management fees equal to 5.00% of total revenues,

                                 (ii)   a minimum 5.00% vacancy adjustment

                                 (iii)  an annual minimum capital expenditure reserve equal to $50/pad,

                                 (iv)   exclusion of rental income and expenses from manufactured homes owned by
                                 Borrower / Operator,

                                 (v)    exclusion of any other revenue items deemed nonrecurring by the Lenders, and

                                 (vi)   inclusion of increases in future operating costs as determined by the
                                 Lender, in its sole discretion, so that, assuming current occupancy, the annualized underwritten operating expenses fully reflect the operating costs expected to be incurred over the next twelve month period.

                                 For each respective Loan, defined as the aggregate of the Underwritten Net Cash
                                 Flows of the Properties comprising the collateral pool for said respective Loan.

                                       4

LOCKBOX/CASH MANAGEMENT:         For each Loan, a Lockbox Account pledged to and under the control of the Lenders shall be maintained at bank(s) acceptable to the Lenders. The Borrower under each
                                 Loan or the manager on its behalf will be required to deposit in the respective
                                 Lockbox Account by not later than the business day following collection and receipt all rents, receivables and other revenue generated in connection with the
                                 Properties. Notwithstanding the preceding sentence, if an event of default under a
                                 Loan has occurred and is continuing, the respective Lender may require a hard lockbox (i.e. all rents, receivables and other revenue referred to above would be deposited directly into the respective Lockbox Account).

                                 The funds collected in the Lockbox Account will be distributed as follows on cash monthly payment date (i.e. the 1st of the month, as determined by Lender and to be reflected in the loan documents, or if such day is not a business day, the next business day):

                                 (i)    scheduled principal and interest payments under the respective Loan,

                                 (ii)   funding of reserves under the respective Loan, and

                                 (iii)  the remainder to the Borrower unless an event of default has occurred and is continuing, in which case, the respective Lender in its sole discretion will allocate the remainder to the Operating Expense Account, the Working
                                        Capital Account and the Debt Service Reserve Account.

RESERVES

     TAXES AND INSURANCE         For each Loan, the Borrower will be required to reserve, on a monthly basis, an
     RESERVE:                    amount equal to one-twelfth of (i) all annual tax bills and (ii) the annual insurance premium(s) for the respective Properties. The reserve must be funded up-front in an amount necessary to meet the first tax and insurance bill with credit for any existing monthly escrow payments to be made prior to the applicable due date(s) of the tax and/or insurance payments and shall be held in an non-interest-bearing account.

     DEFERRED MAINTENANCE        For each Loan, the Borrower will be required to reserve at closing 125% of the
     RESERVE:                    cost to correct deferred maintenance items as identified in the property condition report.

     REPLACEMENT RESERVE:        For each Loan, the Borrower will be required to reserve, on a monthly basis, an amount equal to the greater of (i) 1/12th of $50 per pad and (ii) the amount of replacement reserves necessary to maintain the property as identified in the property condition report.

     OPERATING EXPENSE:          An Operating Expense Account shall be established to collect funds to pay
     ACCOUNT:                    operating expenses to the extent deemed necessary by the respective Lender, if an event of default has occurred and is continuing.

     WORKING CAPITAL             For each Loan, the Borrower and Lender will mutually agree on a Working Capital
     ACCOUNT:                    Account budget, which will set forth both an initial and on-going amount. The
                                 Working Capital Account may be funded if an event of default has occurred and is continuing.

                                       5

     DEBT SERVICE RESERVE        A Debt Service Reserve Account will be established to collect excess cash if an
     ACCOUNT:                    event of default has occurred and is continuing.

LOAN EXPENSE DEPOSIT:            ARC shall be responsible to pay or reimburse Lenders for all out-of-pocket expenses and fees (including, without limitation, attorney fees, third-party vendor fees, due diligence expenses, etc.)(the "LOAN EXPENSES") incurred by
                                 Lenders in connection with the Loans. Receipt is acknowledged of ARC's payment to
                                 Lender of $950,000 in the aggregate (the "LOAN EXPENSE DEPOSIT") which Lenders shall use to pay the Loan Expenses. ARC shall receive a refund of the amount, if any, by which the Loan Expense Deposit exceeds the Loan Expenses and ARC shall be responsible for payment of the amount, if any, by which the Loan Expenses exceed the Loan Expense Deposit, whether or not the Loans close.

                                 If the Lenders, in their sole discretion, believe the Loan expenses, at any time, will exceed the Loan Expense Deposit, the Borrower shall be responsible to deposit additional funds into the Loan Expense Deposit account in an amount to be determined by the Lenders.

ORIGINATION FEE:                 For each Loan, 0.50% of the funded Loan Amount payable upon funding the Loan.

ASSIGNMENT; PARTICIPATION AND    Each Lender may at any time sell, transfer or assign its Loan or grant
COOPERATION:                     participations in its Loan. Borrower agrees to cooperate with any sale, transfer, assignment, hypothecation, etc of the Loan by a Lender, which may include the restructuring of the Loan to create multiple loan components and/or a mezzanine loan structure for components of the Loan.

ASSUMABILITY:                    One time right of assumability subject to a 1% fee, rating agency confirmation and satisfaction of other conditions to be specified in the loan documents.

SECONDARY FINANCING:             Not permitted

RECOURSE:                        For each Loan, the respective Lender's recourse in the event of a default will be limited to the items referenced under "Security" and to the respective Borrower's interest therein; provided, however, for each Loan, the respective Borrower and
                                 Guarantor shall be personally liable for all standard carveouts, including without limitation, damages arising from the following acts being committed by Borrower,
                                 ARC, Guarantor, or any of their respective officer, agents, directors, employees, or affiliates:

                                 (i)    any fraud or willful misrepresentation,

                                 (ii)   misapplication or misappropriation of insurance proceeds, condemnation proceeds, tenant security deposits, rents, any other cash flow from the respective
                                 Properties and any other funds due the respective Lender under the Loan documents,

                                 (iii)  damage to the respective Properties resulting from gross negligence or intentional acts, or

                                       6

                                 (iv)   if sufficient cash flow exists, failure to pay taxes or other liens related to the respective Properties.

                                 In addition, the respective Loan will become fully recourse to the respective
                                 Borrower and Guarantor if:

                                 (a)         the respective Borrower or any related entity interferes with the respective Lender's enforcement of any of the respective Loan documents following maturity of the Loan or acceleration of the Borrower's payment obligations on account of a failure to make a timely payment of principal or interest (a
                                 "MONETARY DEFAULT"),

                                 (b)         any Property becomes an asset in a voluntary bankruptcy or insolvency proceeding, or the respective Borrower or Guarantor violates any of the prohibitions against voluntary or involuntary bankruptcy filings contained in the
                                 Loan documents,

                                 (c)         all or any part of the respective Properties (including the removal of any equipment) or ownership interest in all or any part of the respective
                                 Properties or the respective Borrower is transferred in violation of the respective Loan documents,

                                 (d)         Borrower violates the single-purpose bankruptcy remote status of the
                                 Borrower,

                                 (e)         there is any environmental contamination of any of the Properties or any non-compliance with environmental laws or any provisions of the transaction documents relating to environmental matters, or

                                 (f)         Borrower or ARC make an assignment for the benefit of creditors, or admit, in writing or in any legal proceeding, their insolvency or inability to pay their debts as they become due.

GUARANTOR FOR RECOURSE           Affordable Residential Communities Inc. (i.e. a publicly traded real estate
CARVEOUTS:                       investment trust) and its operating partnership on a joint and several basis
                                 ("GUARANTOR").

BROKER'S FEES:                   No person will be entitled to a brokerage fee in connection with this Summary of
                                 Terms, the commitment issued by Lenders or the Loans. ARC will pay any and all brokerage commissions owed to any broker in the transaction. It is understood and agreed that any broker is the agent for ARC and that no statement, acts or representations on the part of it or its agents shall be considered binding upon
                                 Lenders.

CLOSING CONDITIONS:              Lenders' consideration of the issuance of any commitment and, upon issuance of any commitment, the obligation of Lenders to fund the Loans thereunder is subject, among other things, to the satisfactory completion of Lenders' customary due diligence review with respect to mortgage-related financings (including, but not limited to, satisfactory site inspections, verification of in-place property net operating income, title review, review of environmental and engineering reports and general corporate due diligence)

                                       7

                                 and each Lender's approval of the following conditions:

                                 (i)         satisfaction of Maximum Loan-to-Value Ratio, Minimum Debt Service
                                 Coverage Ratio and Minimum Debt Yield (it being understood that in the event the
                                 Properties do not satisfy any of the Maximum Loan-to-Value Ratio, the Minimum Debt
                                 Service Coverage Ratio or the Minimum Debt Yield, the Loan Amount may be adjusted to the amounts which satisfy such ratios),

                                 (ii)        loan and security documentation, organizational documents and legal opinions acceptable to Lenders,

                                 (iii)       delivery of FIRREA appraisals acceptable to Lenders prepared by an MAI appraiser acceptable to Lenders,

                                 (iv)        financial statements with respect to the Property acceptable to
                                 Lenders,

`                                (v)         delivery of a Phase I (and, if necessary, Phase II) environmental report, engineering report and asbestos survey, in each case, acceptable to
                                 Lenders,

                                 (vi)        delivery of surveys and Lenders' title insurance policies and evidence of Property insurance acceptable to Lenders,

                                 (vii)       background check of the Borrower's principals (including credit reports),

                                 (viii)      evidence of zoning compliance,

                                 (ix)        review and reasonable approval of Management Agreement and delivery of manager's subordination agreement,

                                 (x)         payment of all fees and expense reimbursement required to be paid at closing,

                                 (xi)        review and reasonable approval of capital improvement plan and operating budget, and

                                 (xii)       there not having occurred (1) any material adverse change in the
                                 Property's physical condition or in the financial condition of the Property,
                                 (2) any material adverse change in the business, condition (financial or otherwise), operations, performance, properties, prospects or legal or regulatory environment of ARC or ARC and its subsidiaries, taken as a whole or
                                 (3) any circumstance, change or condition (including the continuation of any existing condition) in loan syndication, financial, banking, commercial mortgage backed securities or capital markets that in Lenders' sole judgement makes it inadvisable or impracticable to proceed with any portion of the financing.

PERMITTED DISCLOSURE:            ARC and the Borrower (and each employee, representative, or other agent of the
                                 Applicant and the Borrower) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to the Lenders relating to such U.S. tax treatment and
                                 U.S. tax structure.

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